Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 28, 2019, relating to the consolidated financial statements of Ammo, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.

/S/ KWCO, PC
KWCO, PC
Odessa, Texas 79762
November 30, 2020